Exhibit 10.1

AMENDMENT NO. 5 TO THE CREDIT AGREEMENT

AMENDMENT NO. 5, dated as of December 9, 2015 (this “Amendment”), by and among IMMUCOR, INC., a Georgia corporation (the “Borrower”), IVD INTERMEDIATE HOLDINGS B INC., a Delaware corporation (“Holdings”), the Subsidiary Guarantors, the Revolving Credit Lenders party hereto, and CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) under the Credit Agreement, dated as of August 19, 2011 (as amended by Amendment No. 1 on August 21, 2012, as further amended by Amendment No. 2 on the Amendment No. 2 Effective Date, as further amended by Amendment No. 3 and Amendment No. 4 on February 19, 2013, and as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”), among the Borrower, Holdings, Citibank, N.A., as administrative agent and as collateral agent under the Loan Documents, Swing Line Lender and L/C Issuer, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and the other parties from time to time party thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, pursuant to Section 10.01(g)(2) of the Credit Agreement, the Borrower desires to amend the Credit Agreement to modify certain terms of the financial covenant set forth in Section 7.13(a) applicable to the Revolving Credit Loans and the Required Facility Lenders in respect of the Revolving Credit Facilities have delivered a consent hereto;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.     Amendments Relating to Revolving Credit Commitments.

Effective as of the Amendment No. 5 Effective Date, the Credit Agreement is hereby amended as follows:

(a)     The Preamble of the Credit Agreement is hereby amended and restated by inserting the words “(as amended by Amendment No. 1 on August 21, 2012, as further amended by Amendment No. 2 on the Amendment No. 2 Effective Date, as further amended by Amendment No. 3 and Amendment No. 4 on February 19, 2013, and as further amended by Amendment No. 5 on December 9, 2015),” following the words “August 19, 2011”.

(b)     The following defined terms shall be added to Section 1.01 of the Credit Agreement in alphabetical order:

“Amendment No. 5” means Amendment No. 5 to this Agreement dated as of December 9, 2015.

“Amendment No. 5 Effective Date” means December 9, 2015, the date on which all conditions precedent set forth in Section 3 of Amendment No. 5 are satisfied.

“Currency Adjustment Factor” means the greater of (x) zero and (y) an amount equal to the difference between (a) Consolidated EBITDA calculated using constant currency exchange rates (applicable to the Borrower’s consolidated income statement used in calculating Net Income) for the applicable Test Period using the currency exchange rates which were in effect for the corresponding month during the Test Period ending on the day before the first day of the applicable Test Period, and (b) Consolidated EBITDA calculated with currency exchange rates applicable under GAAP; provided that for any applicable Test Period the Currency Adjustment Factor shall not exceed 20% of Consolidated EBITDA calculated without giving effect to the Currency Adjustment Factor.  For the avoidance of doubt, constant currency exchange rates are to be measured and applied on a monthly basis using a simple average of the daily exchange rates in effect for such month.

“Currency Adjustment Factor Conditions” means each of the following conditions:  (w) no portion of the Net Cash Proceeds from the sale or issuance of Qualified Equity Interests or any contribution to the capital of the Borrower, in each case, that is designated as a Cure Amount has been used to increase the amount available for Restricted Payments, (x) no more than $100,000,000 of the $150,000,000 limitation in the first clause (x) in Section 2.14(a) has been utilized, (y) no more than $75,000,000 of cash and Cash Equivalents has been deducted from Consolidated Senior Secured Net Debt in calculating the Senior Secured Net Leverage Ratio and (z) no Restricted Payments made pursuant to any of Sections 7.06(i), (k) and (l) have been paid to any of TPG Capital, L.P., TPG IVD Co-Invest, L.P. or any of their respective investment funds or investment partnerships managed or advised by any of them (excluding, for the avoidance of doubt, portfolio holding companies of the Borrower).

(c)     Clause (a) of Section 7.13 of the Credit Agreement is hereby amended by adding the following paragraph to the end of such clause (a):

“For purposes of this Section 7.13(a) (other than for the purpose of determining pro forma compliance with this Section 7.13), commencing with the Test Period ending on November 30, 2015, to the extent each of the Currency Adjustment Factor Conditions have been met at the end of such Test Period, Consolidated EBITDA shall be increased by the Currency Adjustment Factor (without duplication of any addbacks or deductions to, or exclusions from, Consolidated Net Income in calculating Consolidated EBITDA); provided, that if Consolidated EBITDA has been increased pursuant to the Currency Adjustment Factor for any Test Period and subsequent to the applicable determination of compliance with this Section 7.13 any of the Currency Adjustment Factor Conditions is not met, then the covenant in this Section 7.13 shall be re-tested for all applicable Test Periods for which Consolidated EBITDA was so increased by the Currency Adjustment Factor.”

Section 2.     Representations and Warranties.

Each Loan Party represents and warrants to the Lenders as of the date hereof and the Amendment No. 5 Effective Date that:

(a)     Before and after giving effect to this Amendment, the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document shall be true and correct in all material respects on and as of the Amendment No. 5 Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective date.

(b)     At the time of and after giving effect to this Amendment, no Default shall exist, or would result from the Amendment.

Section 3.     Conditions to Effectiveness.

This Amendment shall become effective on the date on which each of the following conditions is satisfied:

(a)     The Administrative Agent’s receipt of counterparts of this Amendment executed by (1) each Loan Party, (2) the Administrative Agent and (3) the Required Facility Lenders in respect of the Revolving Credit Facilities (taken as a whole), each of which shall be originals or facsimiles or electronic copies (followed promptly by originals) unless otherwise specified.

(b)     The Administrative Agent’s receipt of the following, which shall be originals or facsimiles or electronic copies (followed promptly by originals) unless otherwise specified:

(1)     a certificate signed by a Responsible Officer of the Borrower certifying that (x) before and after giving effect to this Amendment, the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document shall be true and correct in all material respects on and as of the Amendment No. 5 Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective date and (y) at the time of and after giving effect to this Amendment, no Default shall exist, or would result from the Amendment.

(c)     All fees and expenses due to the Administrative Agent, the Lead Arrangers and the Lenders (including, without limitation, pursuant to Section 4 hereof) required to be paid on the Amendment No. 5 Effective Date and invoiced at least two (2) Business Days prior to the Amendment No. 5 Effective Date shall have been paid.

(d)     To the extent reasonably requested by a Revolving Credit Lender in writing not less than five (5) Business Days prior to the Amendment No. 5 Effective Date, the Administrative Agent shall have received, prior to the effectiveness of this Amendment, all documentation and other information with respect to the Borrower required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment No. 5 Effective Date and such notice shall be conclusive and binding.

Section 4.     Expenses.

The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses incurred by it in connection with this Amendment, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Administrative Agent.

Section 5.     Counterparts.

This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 6.     Governing Law and Waiver of Right to Trial by Jury.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The jurisdiction and waiver of right to trial by jury provisions in Section 10.15 and 10.16 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Section 7.     Headings.

The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

 Section 8.     Reaffirmation.

Each Loan Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) its guarantee of the Obligations under the Guaranty, as applicable, and its grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents.

Section 9.     Effect of Amendment; References to the Credit Agreement.

Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. All references to the Credit Agreement in any document, instrument, agreement, or writing shall from and after the Amendment No. 5 Effective Date be deemed to refer to the Credit Agreement as amended hereby, and, as used in the Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the Amendment No. 5 Effective Date, the Credit Agreement as amended hereby.

Section 10.     Lender Signatures.

Each Lender that executes a signature page to this Amendment shall be deemed to have approved this Amendment. Each Lender signatory to this Amendment agrees that such Lender shall not be entitled to receive a copy of any other Lender’s signature page to this Amendment, but agrees that a copy of such signature page may be delivered to the Borrower and the Administrative Agent.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

IVD INTERMEDIATE HOLDINGS B INC.,
as Holdings

By:	/s/ Jeffrey Binder
Jeffrey Binder
President & CEO

IMMUCOR, INC.,
as the Borrower

By:	/s/ Jeffrey Binder
Jeffrey Binder
President & CEO

BIOARRAY SOLUTIONS LTD.,
as the Subsidiary Guarantor

By:	/s/ Jeffrey Binder
Jeffrey Binder
President & CEO

IMMUCOR GTI DIAGNOSTICS, INC.,
as the Subsidiary Guarantor

By:	/s/ Jeffrey Binder
Jeffrey Binder
President & CEO

[SIGNATURE PAGE TO AMENDMENT NO. 5]

IMMUCOR HOLDINGS, INC.,
as the Subsidiary Guarantor

By:	/s/ Jeffrey Binder
Jeffrey Binder
President & CEO

IMMUCOR TRANSPLANT DIAGNOSTICS, INC.,
as the Subsidiary Guarantor

By:	/s/ Jeffrey Binder
Jeffrey Binder
President & CEO

IMMUCOR GTI DIAGNOSTICS HOLDING COMPANY, INC.,
as the Subsidiary Guarantor

By:	/s/ Jeffrey Binder
Jeffrey Binder
President & CEO

[SIGNATURE PAGE TO AMENDMENT NO. 5]

CITIBANK, N.A., as Administrative Agent,

By:	/s/ David Leland
David Leland
Vice President

CITIGROUP GLOBAL MARKETS INC., as Lead Arranger,

By:	/s/ David Leland
David Leland
Vice President

J.P. MORGAN SECURITIES LLC, as Lead Arranger,

By:	/s/ Vanessa Chiu
Vanessa Chiu
Executive Director

[SIGNATURE PAGE TO AMENDMENT NO. 5]

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Revolving Credit Lender (type name of the legal entity)

By:	/s/ Michael Winters
Michael Winters
Vice President

If a second signature is necessary:

By:	/s/ Michael Shannon
Michael Shannon
Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 5]

JP MORGAN CHASE BANK, N.A. ,
as a Revolving Credit Lender

By:	/s/ Vanessa Chiu
Vanessa Chiu
Executive Director

ROYAL BANK OF CANADA,
as a Revolving Credit Lender

By:	/s/ Dean Sas
Dean Sas
Authorized Signatory